Exhibit 21
Subsidiaries

American Eagle Outfitters, Inc., a Delaware Corporation, has the following wholly owned subsidiaries:

77 Entertainment, LLC, a Delaware Limited Liability Company

77 Entertainment II, LLC, a Delaware Limited Liability Company

AE Admin Services Co LLC, an Ohio Limited Liability Company

AE Corporate Services Co., a Delaware Corporation

AE Direct Co. LLC, a Delaware Limited Liability Company

AE Distribution Co., a Delaware Corporation

AE Holdings Co., a Delaware Corporation

AE Limited Partnership, a Canadian Limited Partnership

AE Outfitters Retail Co., a Delaware Corporation

AE Retail West LLC, a Delaware Limited Liability Company

AEH Holding Company, a Delaware Corporation

AEO International Corp., a Delaware Corporation

AEO Management Co., a Delaware Corporation

AEO Realty Co LLC, a Delaware Limited Liability Company

AEOC NS ULC, a Nova Scotia Corporation

AEOC Holdings NS ULC, a Nova Scotia Corporation

American Eagle Cdn Hold Co., a Delaware Corporation

American Eagle Outfitters Asia Limited, a Hong Kong Corporation

American Eagle Outfitters Canada Corporation, a Canadian Corporation

Blue Heart Enterprises LLC, a Delaware Limited Liability Company

Blue Star Imports Ltd., a Delaware Corporation

Blue Star Imports, L.P., a Pennsylvania Limited Partnership

BSI Imports Company, LLC, a Delaware Limited Liability Company

Eagle Trading Company, a Mexican Corporation

Linmar Realty Company II LLC, a Delaware Limited Liability Company

M+O Admin Services Co LLC, an Ohio Limited Liability Company

M+O Management Co LLC, a Delaware Limited Liability Company

M+O Retail LLC, a Delaware Limited Liability Company

Retail Commerce Company, a Nevada Corporation

Retail Distribution West LLC, a Delaware Limited Liability Company

Retail Licensing Company, a Nevada Corporation

Retail Royalty Company, a Nevada Corporation

South Side Realty Co, a Delaware Corporation